HealthEquity Releases Inaugural Corporate Social Responsibility Report

The nation’s largest independent health savings account (HSA) custodian provides key sustainability measures and describes the social benefits of its services

DRAPER, Utah - (GLOBE NEWSWIRE) May 06, 2021 — HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”), the largest independent HSA custodian, today released the company’s inaugural corporate social responsibility (CSR) report. The detailed report underscores HealthEquity’s commitment to administering socially beneficial health savings accounts (HSAs) and other valuable consumer-directed benefits that help families and their employers navigate complex healthcare choices through education and technology. The report, titled “Sustainably Purple,” summarizes key areas of focus for HealthEquity, including workplace social responsibility, good governance and environmental sustainability, while highlighting the company’s accomplishments across key social priorities and outlining new goals. At HealthEquity “purple” is the shorthand used to describe its culture and values of delivering remarkable service to its clients and members.
“HealthEquity has always been committed to corporate social responsibility by helping working families achieve healthcare financial security,” said Gabe Brambila, VP of Corporate Sustainability of HealthEquity, who is responsible for overseeing the Company’s CSR goals moving forward. “This report details how our services provide greater sustainability to our clients and members and how we deliver these services in a Purple, responsible, and sustainable manner.”
“HSAs and consumer-directed health benefits have always had a socially sustainable impact by creating lifetime affordable, accessible care for working families,” said Jon Kessler, President and CEO of HealthEquity. “This report is an important step in better identifying, prioritizing, and measuring the impact of our corporate social responsibility efforts. We look forward to continued growth in these areas and becoming better people and corporate citizens in the process.”
The full sustainability report can be found on Healthequity.com.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 12 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of the COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks with our business in an efficient and effective manner;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, investment advisor and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:
Richard Putnam
801-727-1209
rputnam@healthequity.com